Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2016, on the financial statements and internal control over financial reporting of OptiLeaf, Inc., which reports appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

Patrick D. Heyn, CPA, P. A.

Atlantis, Florida

March 30, 2016